Exhibit 99.1

On January 18, 2005, the Board of Directors of Little Sioux Corn Processors, LLC, acting as general partner of LSCP, LLLP, approved a distribution to LSCP, LLLP partners in the amount of $4,000,000 to be paid in February 2005.  This distribution will result in a $219.92 per unit distribution to LLC unit holders of record on January 18, 2005.